Exhibit (j) under Form N-1A
                                                Exhibit 23 under Item 601/Reg SK




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and to the use of our report dated December 21, 1998, in Post-Effective Amendment Number 42 to the Registration Statement (Form N-1A No. 2-91090) and in the related Annual Reports of Federated Equity Funds (comprising respectively, Federated Growth Strategies Fund, Federated Small Cap Strategies Fund, Federated Capital Appreciation Fund, and Federated Aggressive Growth Fund) dated October 31, 1998.



By:   /s/ Ernst & Young LLP

Boston, Massachusetts
December 28, 1998